Exhibit 4.3


           ASSUMPTION AGREEMENT, dated as of September 23, 2005, made by SDI Merger Corporation, an Illinois corporation (the "Additional Grantor"), in favor of JPMORGAN CHASE BANK, N.A., as administrative agent for the Lenders (in such capacity, the "Administrative Agent"). All capitalized terms not defined herein shall have the meaning ascribed to them in the Credit Agreement referred to below.

                              W I T N E S S E T H :
                               - - - - - - - - - -

           WHEREAS, Activant Solutions Inc. (the "Borrower"), Activant Solutions Holdings Inc. ("Holdings"), the Lenders party thereto, the Administrative Agent, and J.P. Morgan Securities Inc. and Deutsche Bank Securities Inc., as joint lead arrangers and bookrunners, have entered into the Fourth Amended and Restated Credit Agreement, dated as of September 13, 2005 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Credit Agreement");

           WHEREAS, in connection with the Credit Agreement, the Borrower, Holdings, and certain Subsidiaries of Borrower (other than the Additional Grantor) have entered into the Third Amended and Restated Guarantee and Collateral Agreement, dated as of September 13, 2005 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Guarantee and Collateral Agreement") in favor of the Administrative Agent for the benefit of the Lenders;

           WHEREAS, the Credit Agreement requires the Additional Grantor to become a party to the Guarantee and Collateral Agreement; and

           WHEREAS, the Additional Grantor has agreed to execute and deliver this Assumption Agreement in order to become a party to the Guarantee and Collateral Agreement;

           NOW, THEREFORE, IT IS AGREED:

           1. Guarantee and Collateral Agreement. By executing and delivering this Assumption Agreement, the Additional Grantor, as provided in Section 8.15 of the Guarantee and Collateral Agreement, hereby joins and becomes a party to the Guarantee and Collateral Agreement as a Grantor thereunder with the same force and effect as if originally named therein as a Grantor and, without limiting the generality of the foregoing, hereby (a) expressly assumes all obligations and liabilities of a Grantor (including, without limitation, as a Guarantor) thereunder and (b) agrees to (i) be bound by all covenants, agreements and acknowledgments attributable to a Grantor and a Guarantor in the Guarantee and Collateral Agreement and (ii) perform all obligations and duties required of it by the Guarantee and Collateral Agreement as a Grantor and Guarantor thereunder. The information set forth in Annex 1 attached hereto is hereby added to the information set forth in the Schedules to the Guarantee and Collateral Agreement. The Additional Grantor hereby represents and warrants that each of the representations and warranties contained in Section 4 of the Guarantee and Collateral Agreement is true and correct in all material respects on and as the date hereof (after giving effect to this Assumption Agreement) as if made on and as of such date (and as though references to the "date hereof" in the Guarantee and Collateral Agreement were in fact references to the date of this Assumption Agreement).

           2. GOVERNING LAW. THIS ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

           IN WITNESS WHEREOF, the Additional Grantor and the Administrative Agent have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first above written.



                           SDI MERGER CORPORATION

                           By:  /s/ Greg Petersen
                                ----------------------------------------------
                                Name: Greg Petersen
                                Title: President



                           JPMORGAN CHASE BANK, N.A., as Administrative Agent

                           By:  /s/ David M. Mallett
                                ----------------------------------------------
                                Name: David M. Mallett
                                Title: Vice President


















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